UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Aprea Therapeutics, Inc.

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535 Boylston Street

Boston, MA 02116

2020 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 26, 2020

April 29, 2020

Dear Stockholder:

We are pleased to invite you to attend Aprea Therapeutics Inc.’s 2020 Annual Meeting of Stockholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Friday, June 26, 2020, at www.meetingcenter.io/233593541 (password: APRE2020).

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of the 2020 Annual Meeting of Stockholders and Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.

We are sensitive to the public health and travel concerns our stockholders may have regarding the coronavirus (COVID‑19) pandemic and the protocols that federal, state, and local governments may impose. In light of the unique circumstances associated with COVID‑19, the Board of Directors has determined that it is prudent to conduct the Annual Meeting virtually. The attached Proxy Statement includes important information regarding the virtual Annual Meeting, including what you need to do in order to participate.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Proxy Statement.

Thank you for your ongoing support of Aprea.

Sincerely,

Scott M. Rocklage	Christian S. Schade
Chairman of the Board	Director, President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Aprea Therapeutics, Inc.’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to vote:

•	to elect the two director nominees that are named in the attached Proxy Statement to serve as Class I directors, whose term will expire in 2023; and
•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year; and
•	to transact any such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

MEETING INFORMATION:

Date:	June 26, 2020

Time:	9:00 a.m. Eastern Time

Virtual Location:	www.meetingcenter.io/233593541 (password: APRE2020)

Record Date:	You can participate in the virtual annual meeting and vote if you were a stockholder of record on April 27, 2020.

Your vote matters. Whether or not you plan to attend the virtual Annual Meeting, please ensure that your shares are represented by voting promptly. Specific instructions on how to vote via the Internet, telephone or mail or virtually at the Annual Meeting are described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Scott M. Coiante Corporate Secretary April 29, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. This Notice of the Annual Meeting, the accompanying Proxy Statement and our 2019 Annual Report on Form 10‑K are available to registered holders of our common stock at www.envisionreports.com/APRE and beneficial owners of our common stock at www.edocumentview.com/APRE.

Aprea Therapeutics, Inc.

535 Boylston Street

Boston, Massachusetts 02116

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2020

INTRODUCTION

This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Aprea Therapeutics, Inc., a Delaware corporation (“Aprea,” the “Company,” “we,” “us” or “our”), for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via live audio webcast at www.meetingcenter.io/233593541 password: APRE2020 on June 26, 2020 at 9:00 a.m., Eastern time, and any adjournments or postponements thereof. In accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically via the Internet. Accordingly, on or about April 29, 2020, the Company will be mailing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders containing instructions on how to access the proxy materials on the Internet, how to vote online or by telephone and, if desired, how to receive a printed set of the proxy materials. For additional details regarding the Annual Meeting and voting generally, please refer to the section of this Proxy Statement entitled “General Information About the Annual Meeting.”

PROXY SUMMARY

To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2019 Annual Report on Form 10‑K in full.

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Summary of Stockholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation

Item 1: Election of Class I Directors for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders	Page 29	✓ FOR Each Nominee
Bernd R. Seizinger, M.D., Ph.D. Jonathan Hepple, Ph.D.
Item 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal year 2020	Page 29	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Bernd R. Seizinger, M.D., Ph.D. and Jonathan Hepple, Ph.D. as Class I directors, each to serve for a three-year term expiring at our 2023 Annual Meeting of Stockholders. Each director will hold office until his or her successor are elected and qualified or until the director’s earlier death, resignation or removal. The number of members of our Board is currently set at seven members and is divided into three classes, each of which has a three-year term. Classes I and II each consist of two directors and Class III consists of three directors.

Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The three nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Dr. Seizinger and Dr. Hepple. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Bernd Seizinger, M.D., Ph.D.	63	2015	Chairman, Oxford BioTherapeutics Ltd.	Yes	M		M	Oncolytics Biotech, Inc.
Jonathan Hepple, Ph.D.	49	2015	Co-founder and Partner of Rosetta Capital	Yes	M		M	None

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

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Corporate Governance Summary Facts

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board	7
Number of Independent Directors	6
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annually
Independent Directors Regularly Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:          Who can vote at the Annual Meeting?

A:          All stockholders of record of our common stock at the close of business on April 27, 2020  (the “Record Date”), are entitled to vote their shares at the Annual Meeting. As of that date,  21,054,842 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

Q:          What am I being asked to vote on?

A:          You are being asked to vote on two proposals:

•

Proposal 1:  To elect the two director nominees named in this Proxy Statement to each hold office for a three-year term expiring at the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

•	Proposal 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

Q:          How do I vote?

A:          Stockholder of Record – Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.envisionreports.com/APRE	Calling toll-free from the United States, U.S. territories or Canada to 1‑800‑962-4284 and outside of the U.S. territories and Canada to 1-781-575-3100.

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly by mail, Internet or telephone to ensure your vote is counted.  The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 25, 2020. Proxy cards submitted by mail must be received by the close of business on June 25, 2020 to be counted.

Beneficial Owner – Shares Registered in the Name of Broker, Bank of Other Nominee (“Street Name”)

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in Street Name. The Internet Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting.

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Q:          How does the Board recommend I vote on the Proposals?

A:          Our Board recommends that you vote:

•	FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1) and
•	FOR the approval and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2).

Q:          How will my shares be voted? Can I change my vote?

A:          In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
•	Sign a new proxy card and submit it by mail, which must be received no later than the close of business on June 25, 2020. Only your latest dated proxy card will be counted.
•	Attend the virtual Annual Meeting and vote during the meeting. Attending the Annual Meeting will not by itself revoke a previously granted proxy.
•	Give our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held in Street Name, you should follow the instructions provided by your broker, bank or other holder of record to revoke previously submitted voting instructions.

Q:          What is the deadline for voting?

The deadline for voting by telephone or Internet prior to the Annual Meeting is 11:59 p.m. Eastern Time on June 25, 2020.  You may also vote during the virtual Annual Meeting.

Q:          What are “broker non-votes” and how many votes are needed to approve each proposal?

A:          As the beneficial owner of shares held in Street Name, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

If you are a beneficial owner of shares held in Street Name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters (i.e., Proposal 2 in this Proxy Statement) but cannot vote on “non-routine” matters (i.e., Proposal 1 in this Proxy Statement).

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The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Election of Class I Directors for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal year 2020	Majority of the shares present and entitled to vote	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

Q:          What is the quorum requirement?

A:          We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either virtually or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

Q:          Why are you holding a virtual Annual Meeting?

A:          Due to the emerging public health impact of the coronavirus pandemic (COVID‑19) and to support the health and well-being of our stockholders and management,  and to provide access to the Annual Meeting for our stockholders regardless of geographic location, the Annual Meeting will be held in a virtual meeting format only.  We have designed our virtual format to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.

Q:          How do I attend and vote shares at the virtual Annual Meeting?

A:          The virtual Annual Meeting will convene at 9:00 a.m. Eastern Time on June 26, 2020. You will be able to attend the meeting, submit questions and vote online by logging on to www.meetingcenter.io/2333593541 using your 15‑digit control number provided with the Notice or on your proxy card. The password for the meeting is APRE2020.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please follow the instructions that will be posted on the virtual stockholder meeting login page.

If you are a stockholder of record (i.e. you hold your shares registered in your name through Computershare Trust Company, N.A. our transfer agent and registrar), you do not need to register in advance to attend the

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Annual Meeting. If you hold your shares beneficially through a bank or broker in Street Name, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register in advance to attend the Annual Meeting, you must submit a legal proxy that reflects proof of your proxy power.  The legal proxy will show your holdings in Aprea common stock with your name. Please forward a copy of the legal proxy along with your email address to Computershare according to the below instructions.

Requests for registration should be directed as follows:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•	By mail: Computershare, Aprea Therapeutics, Inc. Legal Proxy, P.O. Box 43001 Providence, RI 02940‑3001.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 22, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by mail, Internet or telephone so that your vote will be counted even if you later decide not to attend the Annual Meeting. Please note that there is no physical Annual Meeting for you to attend.

Q:          Who will bear the cost of soliciting votes for the Annual Meeting?

A:          The Company will bear all expenses of this solicitation, including the cost of preparing and providing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Aprea may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

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BOARD OF DIRECTORS

Our Board has nominated Bernd R. Seizinger, M.D., Ph.D. and Jonathan Hepple, Ph.D. for election as Class I directors at our Annual Meeting to hold office until our 2023 Annual Meeting of Stockholders.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Bernd R. Seizinger, M.D., Ph.D. and Jonathan Hepple, Ph.D., current Class I directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2023 Annual Meeting of Stockholders and until their successors, if any, are elected or qualified, or until their earlier death, resignation, retirement, disqualification or removal.

BOARD STRUCTURE AND COMPOSITION

The Nominating and Corporate Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Amended and Restated Bylaws (the “Bylaws”), provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at seven members. Our Board is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that the committee believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

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General Criteria

•ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:

o experience at senior levels in public companies,
o
o technology and financial expertise, and
o

o experience in leadership roles in life sciences and healthcare fields, including experience in the areas of development and commercialization of drug products, particularly in the therapeutic areas served by our product candidates, and pharmaceutical manufacturing and quality control, including oversight and expansion of contract manufacturing and development operations;

•personal integrity and ethical character, commitment and independence of thought and judgment;

•capability to fairly and equally represent our stockholders;

•confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

•willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and

•lack of actual and potential conflicts of interest.

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills Criteria
Business Leadership & Operations	International Business

Medicine & Science	Risk Management

Life Sciences, Healthcare & Public Health	Government, Regulatory & Public Policy

Pharmaceutical Product Reimbursement	Pharmaceutical Manufacturing & Supply

Pharmaceutical Marketing & Sales	Technology

Financing & Accounting

SELECTION OF CANDIDATES

Director Skill Set Considerations

In recruiting and selecting Board candidates, the Nominating and Corporate Governance Committee considers the size of the Board and the criteria listed under the “Director Skills Criteria” table above.  These skills criteria help the committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Nominating and Corporate Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate

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holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. While the company does not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

BOARD REFRESHMENT

On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join the Board). Stockholders who wish to recommend candidates may contact the Governance Committee in the manner described under the section titled “Stockholder Communications to the Board.” Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals and Nominations for Next Year’s Annual Meeting.”  Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Nominating and Corporate Governance Committee’s nominees.

DIRECTOR NOMINEES

CLASS I DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2023

Bernd R. Seizinger, M.D., Ph.D.
Age: 63	Committee Memberships: Audit; Nominating and Corporate Governance
Director Since: 2015	Other Public Directorships: Oncolytics Biotech, Inc.

Bernd R. Seizinger, M.D., Ph.D. has served as a member of our board of directors since 2015. Dr. Seizinger is a board member in a number of public and private biotech companies in the United States, Europe and Canada, including Oxford BioTherapeutics Ltd., Vaccibody AS, BioInvent International AB, Oncolytics Biotech, Inc. and CryptoMedix LLC. Previously,  Dr. Seizinger was President and Chief Executive Officer of GPC Biotech,  VP Oncology Drug Discovery at Bristol-Myers Squibb Company, and Executive VP and Chief Scientific Officer at Genome Therapeutics. Prior to his corporate appointments, he held senior faculty positions at Massachusetts Harvard Medical School, Massachusetts General Hospital and Princeton University.

We believe Dr. Seizinger is qualified to serve on our Board because of his perspective and experience as a leader and board member in the life sciences industry, as well as his strong medical and scientific background.

Jonathan Hepple, Ph.D.
Age: 49	Committee Memberships: Audit; Nominating and Corporate Governance
Director Since: 2015	Other Public Directorships: None

Jonathan Hepple, Ph.D. has served as a member of our Board since 2015. Dr. Hepple is a co‑founder of Rosetta Capital Limited, a venture capital firm focused on life science and medical technology sectors, where he has served as a Partner since January 2009. Rosetta Capital Limited invests in young companies that are able to deliver breakthrough medical advances. He has more than twenty years of investment experience in the life sciences industry. He started his investment career at Rothschild Asset Management, and he was also a partner at Seroba Life Sciences Limited.  Dr. Hepple has held board director and observer roles in portfolio companies such as Covagen AG, Opsona Therapeutics Ltd.,  Catalyst Biosciences, GlycoMimetics, Inc., NovImmune SA, Procertus BioPharm, Inc. and Tranzyme Pharma, Inc..  Since June 2013, Dr. Hepple has served on the board of directors of Clanotech AB. He received his Ph.D. from Cambridge University for cancer research.

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We believe Dr. Hepple is qualified to serve on our Board because of his experience as an investor and board member in the life sciences industry, as well as his scientific background.

CONTINUING DIRECTORS

CLASS II DIRECTORS —TERMS EXPIRING AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Johan Christenson, M.D., Ph.D.
Age: 61	Committee Memberships: Compensation
Director Since: 2016	Other Public Directorships: Targovax AS

Johan Christenson, M.D., Ph.D. has served as a member of our Board since 2016. Since 2001, Dr. Christenson has been a Partner of HealthCap, a family of venture capital funds investing globally in life sciences.  Previously, Dr. Christenson was with SEB Företagsinvest, another venture capital firm, to supervise its health care portfolio. He has senior management experience from Astra Pain Control as Project Director and AstraZeneca plc as Global Product Director and member of the global therapy area management team of pain and inflammation. Dr. Christenson received his medical training at the Karolinska Institute and received his Ph.D. in basic neuroscience in 1991. He served as a lecturer in neuroscience and also held a position as Assistant Dean at the Karolinska Institute Graduate School for two years.  Dr. Christenson has four years of clinical specialist training in pediatrics and pediatric neurology. Dr. Christenson serves on the board of directors of Targovax AS (OSE: TRVX), InCarda Therapeutics, Inc. and Fusion Pharmaceuticals, Inc. He previously served on the boards of Algeta ASA (acquired by the Bayer Group), Oncopeptides AB and CoreValve, Inc. (acquired by Medronic, Inc.).

We believe Dr. Christenson is qualified to serve on our Board because of his management and investment experience in the life sciences sector and medical and scientific background.

Guido Magni, M.D., Ph.D.
Age: 66	Committee Memberships: Nominating and Corporate Governance (Chair)
Director Since: 2016	Other Public Directorships: None

Guido Magni, M.D., Ph.D. has served as a member of our Board since 2016. Dr. Magni has been a Partner of Versant Ventures, a healthcare investment firm, since February 2012. Dr. Magni previously served as a Managing Director of EuroVentures Inc., a Versant Ventures biotechnology incubator, where he was intimately involved in several biotech investments, including Synosia Therapeutics Holding AG (sold to Biotie Therapies AG), Flexion Therapeutics, Inc. and Okairos AG.  Dr. Magni was previously the Global Head of the Medical Science Department of Roche Pharmaceuticals  (“Roche”) in Basel, Switzerland. During his twelve‑year term at Roche, Dr. Magni oversaw the development and the registration of a large number of new chemical and biological entities including Cellcept, Pegasys, Mabthera, Xeloda, Herceptin, Tamiflu and Tarceva. Currently, Dr. Magni currently serves on the boards of Biotie Therapies AG and AM Pharma, with previous board positions at Adolor Corporation and Anabasis Pharma before their recent acquisitions. Dr. Magni was trained at the University of Padua with a specialization in neuro‑psychiatry. He is the co‑author of over 100 peer‑reviewed papers.

We believe Dr. Magni is qualified to serve on our Board because of his management and investment experience in the life sciences sector and medical and scientific background.

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CLASS III DIRECTORS —TERMS EXPIRING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

John B. Henneman III
Age: 58	Committee Memberships: Audit (Chair); Compensation
Director Since: 2019	Other Public Directorships: R1 RCM, Inc., SeaSpine Holdings Corp.

John B. Henneman III has been a member of our Board since August 2019. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. From July 2018 until November 2018, Mr. Henneman served as the Chief Administrative Officer of NewLink Genetics Corporation, a biotechnology company. From October 2014 to July 2018,  Mr. Henneman served as Executive Vice President and Chief Financial Officer at NewLink Genetics Corporation, a biopharmaceutical company. From 1998 to 2014, Mr. Henneman served at Integra LifeSciences Holdings Corp (“Integra”)., a publicly‑held medical device company, in various capacities. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman was Chief Administrative Officer, responsible for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions, the management of Integra’s surgical instruments business, and Integra’s business development function. Mr. Henneman currently serves on the boards of directors of R1 RCM, Inc., a publicly‑held revenue cycle technology and management services company, SeaSpine Holdings Corporation, a publicly‑held medical technology company, and Alafair Biosciences, Inc., a privately‑held medical device company. Mr. Henneman is also senior advisor to Prettybrook Partners, a private equity firm, and a consultant to SparkMed Advisors LLC, which provides consulting and other services to start‑up medical device and biotechnology companies.

We believe Mr. Henneman is qualified to serve on our board of directors because of his senior management experience at NewLink and Integra, his service on the boards of R1 RCM, Inc. (Nasdaq: RCM) and SeaSpine Holdings Corp. (Nasdaq: SPNE),  and his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions.

Scott M. Rocklage, Ph.D.
Age: 65	Committee Memberships: Compensation (Chair)
Director Since: 2016	Other Public Directorships: None

Scott M. Rocklage, Ph.D. has served as a member of our Board since 2016 and as Chairman of our Board since June 2017. Dr. Rocklage joined 5AM Ventures, a venture capital firm focused on life science companies, in 2003 as a Venture Partner, became a Managing Partner in 2004 and transitioned to Founding Partner in 2017. Dr. Rocklage has over three decades of healthcare management experience with strategic leadership responsibilities that led to FDA approval of three U.S. New Drug Applications (Omniscan™, Teslascan® and Cubicin®). He has served as Chairman and Chief Executive Officer of Cubist Pharmaceuticals, President and Chief Executive Officer of Nycomed Salutar and has also held R&D positions at Nycomed Salutar, Inc. and Catalytica, Inc.  Dr. Rocklage formerly served as Board Chairman of Relypsa, Inc. (acquired by Vifor Pharma Group) and Novira Therapeutics, Inc. (“Novira”) which was acquired in December 2015 by Johnson & Johnson. He currently serves as Board Chairman of Expansion Therapeutics, Inc. and Kinestral Technologies, Inc. and is a board member at NodThera Limited and Nouscom AG. He was formerly Executive Chairman of Ilypsa, Inc. (acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (acquired by EntreMed, Inc.) and Semprus Biosciences Corp. (acquired by Teleflex Incorporated). Dr. Rocklage also previously served on the board of directors of Cidara Therapeutics, Inc. Dr. Rocklage received his B.S. in Chemistry from the University of California, Berkeley and his Ph.D. in Chemistry from MIT where he conducted research in the laboratory of Richard R. Schrock (Nobel Prize in Chemistry in 2005). He is an inventor or co‑inventor of over 30 U.S. patents and has produced more than 100 peer‑reviewed publications.

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We believe Dr. Rocklage is qualified to serve on our board of directors because of his extensive leadership and investment experience in the life sciences sector and strong scientific background.

Christian S. Schade
Age: 59	Committee Memberships: None.
Director Since: 2016	Other Public Directorships: Integra LifeSciences Inc.

Christian S. Schade has served as our President and Chief Executive Officer and as a member of our board of directors since June 2016. Mr. Schade has more than 30 years of private and public pharmaceutical and biotechnology industry experience, as well as broad corporate finance expertise from his tenure in investment banking. Prior to joining Aprea, from 2014 to 2015, he was Chief Executive Officer of Novira, a privately held antiviral drug discovery company until it was acquired by Johnson & Johnson. Prior to joining Novira, Mr. Schade was Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc. (“Omthera”), a NASDAQ‑listed specialty pharmaceuticals company focused on the development and commercialization of new therapies for dyslipidemia. At Omthera, Mr. Schade was responsible for all corporate finance, accounting and business development activities, and led the sale of Omthera in July 2013 to AstraZeneca Plc. He also was Executive Vice President and Chief Financial Officer at NYSE‑listed NRG Energy Inc., and from 2000 to 2009, he was Senior Vice President of Administration and Chief Financial Officer at Medarex, Inc. (“Medarex”), a biopharmaceutical company focused on antibody‑based therapeutic products for oncology, inflammation, autoimmune disorders and infectious diseases. Mr. Schade played a pivotal role in the acquisition of Medarex by Bristol‑Myers Squibb Company, leading the negotiations for the sale and the eventual merger‑integration process of the research, development and administrative functions. Before joining Medarex, Mr. Schade served as Managing Director at Merrill Lynch in London and held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves on the board of directors of Sapience Therapeutics, Inc. and Integra LifeSciences Inc. (Nasdaq: IART) where he chairs the Finance Committee. Mr. Schade received an M.B.A. from the Wharton School at the University of Pennsylvania and an A.B. from Princeton University.

We believe Mr. Schade is qualified to serve as our President and Chief Executive Officer and on our board of directors because of his extensive experience in leadership and management roles at various life sciences companies.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Amended and Restated Articles of Incorporation (the “Articles”), our Bylaws, our Code of Business Conduct and Ethics (“Code of Conduct”), our Corporate Governance Guidelines and the charters of the committees of the Board (“the Committees”). Aspects of our governance documents are summarized below. You can find our charters for each Committee of the board, our Code of Conduct and our Governance Guidelines on our website www.aprea.com under “Investors—Corporate Governance— Documents and Charters.”

BOARD INDEPENDENCE

Our Board has determined Drs. Christenson, Hepple, Magni, Rocklage, Seizinger and Mr. Henneman are “independent” directors, as defined under the rules of the NASDAQ Global Select Market, or NASDAQ. Mr. Schade is not independent due to his role as our President and Chief Executive Officer. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer (the “CEO”) and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be combined or separate. Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Mr. Schade serving as our CEO and Mr. Rocklage serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, information technology (including cyber-security), finance, legal, regulatory, strategic and reputational risk. In connection with the onset of the COVID‑19 pandemic, the Board has been receiving updates on the Company’s management of the COVID‑19 crisis and discussing such updates, including with regard to the Company’s operations, including clinical trial enrollment, financial position and liquidity, communications strategy and employee matters, among other items.

The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•

The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology (including cybersecurity), human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures. The Audit Committee also reviews and approves and related person transactions.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company, as well as senior leadership succession planning.

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•

The Nominating and Corporate Governance Committee manages risks associated with the composition, structure of the Board and its committees, the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Any amendments to the Code of Conduct, or any waivers of its requirements as they apply to directors and executive officers, will be disclosed on our website.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our Committees is an independent director as defined by the applicable requirements of the SEC and NASDAQ. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

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BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independent	AC	CC	NCGC
Johan Christenson	Yes		M
John Henneman III	Yes	C, FE	M
Jonathan Hepple	Yes	M		M
Guido Magni	Yes			C
Scott Rocklage	Yes		C
Christian S. Schade	No
Bernd Seizinger	Yes	M		M
2019 Meetings	—	3	2	0

C = Chair
M = Member
FE= Audit Committee Financial Expert

During 2019,  the Board held five (5) meetings. Each director attended at least 75% of the meetings of the Board and meetings of each Committee of the Board on which he or she served. Each director is also encouraged and expected to attend the Company’s annual meeting of stockholders.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include, among others:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;
•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	overseeing our risk assessment and risk management processes;
•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and
•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

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The members of our Audit Committee are Mr. Henneman (Chair),  Dr. Hepple and Dr. Seizinger. All members of our Audit Committee are independent under the Nasdaq listing rules and Rule 10A‑3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are financially literate. Mr. Henneman also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives that align with the long-term interests of the Company’s stockholders and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	reviewing and making recommendations to the board of directors with respect to director compensation;
•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);
•

administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time; and

•	overseeing risks and exposures associated with executive compensation plans and arrangements.

The members of our Compensation Committee are Dr. Rocklage (chair), Dr. Christenson and Mr. Henneman. The Board has determined that all Compensation Committee members are independent under Nasdaq listing rules and Rule 10C‑1 under the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board, develops and recommends to the Board a set of corporate governance guidelines and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include, among others:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;
•

identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s stockholders at each annual meeting of stockholders;

•

developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•

annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate; and

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•

periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs.

The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Dr. Magni (chair),  Dr. Hepple and Dr. Seizinger. The Board has determined that all Governance Committee members are independent under the listing standards of NASDAQ.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company was or is to be a participant, where the amount involved exceeds $120,000 and a director, executive officer, directors, executive officers or beneficial holders of more than 5% of any class of our voting securities, or any of their affiliates, had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party.  The Audit Committee will evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

STOCKHOLDER ENGAGEMENT

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Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our stockholders through various platforms, including via our website, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board as a dialogue.

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary at the address below. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

How to Communicate with our Directors	By mail: The Corporate Secretary, Aprea Therapeutics, Inc. 535 Boylston Street Boston, MA 02116

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DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our post-offering compensation program for our non-employee directors, which was determined after considering input from Willis Towers Watson, the Compensation Committee’s independent compensation consultant.

Compensation Elements – Non-Employee Director Compensation Program

Cash
Annual Cash Retainer	$35,000
Annual Committee Chair Retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate
Governance	$4,000
Committee Member Retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate
Governance	$4,000

Equity
Initial Equity Grant	$185,000 in stock options vesting in three equal annual installments

Annual Equity Retainer	$150,000 in stock options, each vesting on the first anniversary of the date of grant and granted following the annual meeting of stockholders

Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Mr. Schade, receives no separate compensation for his service in such capacity.  Please see the 2019 Summary Compensation Table for a summary of the compensation received by Mr. Schade in his role as Chief Executive Officer of the Company.

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2019 DIRECTOR COMPENSATION

The following table provides summary information regarding 2019 compensation to our non-employee directors.  During 2019, our non-employee directors did not receive compensation for their services prior to our initial public offering.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Johan Christenson, M.D., Ph.D.	10,000	—	10,000
John B. Henneman III	19,812	181,677	201,489
Jonathan Hepple, Ph.D.	11,625	—	11,625
Guido Magni, M.D., Ph.D.	10,750	—	10,750
Scott M. Rocklage, Ph.D.	11,250	—	11,250
Bernd R. Seizinger, M.D., Ph.D.	11,625	—	11,625

(1)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019.

(2)	As of December 31, 2019, Mr. Henneman had stock options to purchase 18,407 shares of our common stock. No other director holds outstanding equity awards as of December 31, 2019.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with Ernst & Young LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Ernst & Young LLP in fiscal years 2019 and 2018.

Service	2019	2018
Audit Fees	$830,604	$959,406
Audit-Related Fees	$10,348	—
Tax Fees	—	—
All Other Fees	—	—
Total	$840,952	$959,406

“Audit Fees” represent the aggregate fees for professional services rendered for the audit of our financial statements, including the review of our annual and quarterly financial statements on Form 10‑K and Form 10‑Q, respectively, that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits. Also includes fees associated with our Registration Statement on Form S‑1 related to our initial public offering.

“Audit-Related Fees” primarily consist of fees related to our Registration Statements on Form S‑3 and Form S‑8.

“Tax Fees” consist of fees related to tax compliance, tax planning and tax advice.

“All Other Fees” consist of fees billed for products and services provided other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2019. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

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AUDIT COMMITTEE REPORT

ROLE OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our Board oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

REVIEW OF AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2019

The audit committee has reviewed and discussed with Aprea’s management and Ernst & Young LLP the audited consolidated financial statements of the Company for the year ended December 31, 2019. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Aprea’s annual report on Form 10‑K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors:

John B. Henneman III (Chair)

Jonathan Hepple, Ph.D.

Bernd R. Seizinger, Ph.D.

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ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2023

At the Annual Meeting, our stockholders will vote on the election of two Class I director nominees named in this Proxy Statement as directors, each to serve until our 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Bernd R. Seizinger, M.D., Ph.D. and Jonathan Hepple, Ph.D. for election to our Board at the Annual Meeting. Please refer to the disclosure under “Board of Directors” for more information regarding our nominees.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee(s) to stand for election. If you vote for the director nominee who becomes unable to serve, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF BERND R. SEIZINGER AND JONATHAN HEPPLE.	✓

ITEM 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

The Audit Committee of the Board has appointed and engaged Ernst & Young LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2020, and to perform audit-related services. Ernst & Young LLP has served as our independent registered public accounting firm since 2019.

Stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020.

The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting where they will be available to respond to appropriate questions and, if they so desire, to make a statement.

THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

✓

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Christian S. Schade	President, Chief Executive Officer	59
Lars Abrahmsen, Ph.D.	Senior Vice President, Chief Scientific Officer	62
Eyal C. Attar	Chief Medical Officer	49
Scott M. Coiante	Chief Financial Officer and Secretary	53
Gregory A. Korbel, Ph.D.	Vice President of Business Development	44

Christian S. Schade – For biographical information for Christian S. Schade, see “Board of Directors – Continuing Directors.”

Lars Abrahmsen, Ph.D. has served as our Senior Vice President, Chief Scientific Officer since October 2014. Dr. Abrahmsen has more than 30 years of experience in research and drug development in the pharmaceutical industry, both with small molecules and biopharmaceuticals. Beginning with postdoctoral work at Genentech, Inc., he has also worked at Swedish Orphan Biovitrum AB, Pharmacia & Upjohn, Inc., Pharmacia Corporation and KabiGen AB. More recently he served as Chief Scientific Officer at Affibody AB from 2004‑2010 and as SVP of Protein Therapeutics at Algeta ASA from 2010‑2013. Dr. Abrahmsen has experience from discovery research to preclinical development and has primarily focused on projects within oncology and metabolic diseases. Dr. Abrahmsen received a Ph.D. in Biochemistry and an M.S. in Chemistry, both from the Royal Institute of Technology in Stockholm, Sweden.

Eyal C. Attar, M.D. has served as our Senior Vice President, Chief Medical Officer since April 2019. Dr. Attar joined Aprea from Agios Pharmaceuticals, a pharmaceutical company, where he was Senior Medical Director from 2016 to 2019,  IDH Hematology Medical Lead from 2016 to 2019 and Medical Director from 2014 to 2016.  While serving at Agios, Dr. Attar played a leadership role in the clinical development and approval of IDHIFA and TIBSOVO for patients with relapsed/refractory AML. Prior to Agios, he served on the clinical staff at the Massachusetts General Hospital Cancer Center, where Dr. Attar was a member of the Center for Leukemia and Assistant Professor of Medicine at Harvard Medical School. He completed his residency in Internal Medicine at Brigham and Women’s Hospital and held fellowships in hematology and oncology in the Dana‑Farber Partners Cancer Care Hematology/Oncology Fellowship Program. Dr. Attar received his medical degree from the University of North Carolina School of Medicine.

Scott M. Coiante has served as our Senior Vice President, Chief Financial Officer since August 2019. Mr. Coiante joined Aprea from Agile Therapeutics (“Agile”), a women’s healthcare company, where he was Senior Vice President and Chief Financial Officer from 2010 to August 2019.  While at Agile, he played a leadership role in the company and in the development of the internal finance and accounting infrastructure. Prior to joining Agile, from 2002 to 2010,  he was Vice President of Finance and Treasurer at Medarex, Inc., formerly a NASDAQ listed biotech company that was acquired in 2009 by Bristol Myers Squibb. From 1989 to 2002, Mr. Coiante held management positions of increasing responsibilities at Ernst & Young LLP. Mr. Coiante received a B.S. in Accounting from Villanova University.

Gregory A. Korbel., Ph.D. has served as our Vice President of Business Development since July 2016. Dr. Korbel has 12 years of experience in the biotechnology and pharmaceutical industries. Prior to joining Aprea, he was Director of Business Development and Operations at Novira, a privately held antiviral drug discovery company until it was acquired by Johnson & Johnson in December 2015 and served as Director of Research Operations subsequent to the acquisition. In addition to consulting for venture capital and biotechnology firms, he formerly served as Senior Scientist at Invtirogen/Life Technologies. Dr. Korbel received an M.B.A. from the Wharton School at the University of Pennsylvania, a Ph.D. in Chemistry from Harvard University and a B.A. from Vanderbilt University.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers named in the “2019 Summary Compensation Table” below. In 2019, our named executive officers were Christian S. Schade, our President and CEO; Eyal C. Attar, our Chief Medical Officer; and Scott M. Coiante, our Chief Financial Officer.  We are an “emerging growth company,” within the meaning of the JOBS Act and a smaller reporting company under the Exchange Act and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Willis Towers Watson is our executive compensation consultant. Willis Towers Watson reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Willis Towers Watson attends Compensation Committee meetings.

Willis Towers Watson does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the NASDAQ and SEC rules and the Compensation Committee has determined that the work performed by Willis Towers Watson for the Compensation Committee did not raise any conflict of interest.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

2019 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2019 and, if required under SEC disclosure rules, December 31, 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Christian S. Schade	2019	446,360 (4)	—	3,021,059	210,148	—	3,677,567
President and Chief Executive Officer	2018	412,000	181,280	—	—	—	593,280
Eyal C. Attar	2019	301,250 (6)	—	766,208	121,825	—	1,189,283
Chief Medical Officer (5)	—	—	—	—	—	—	—
Scott M. Coiante	2019	143,182	50,000	1,488,633	127,604	—	1,809,419
Chief Financial Officer (7)	—	—	—	—	—	—	—

(1)

The amount reported for 2019 for Mr. Coiante represents a sign-on bonus paid in connection with the commencement of his employment. The 2018 amounts reported in the "Bonus" column represent discretionary annual cash bonuses awarded to our named executive officers.

(2)

Reflects the grant date fair value of option awards determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 10 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019.

(3)	The amounts represent annual performance cash bonuses earned in 2019 and paid in 2020.

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(4)	From January 1, 2019 through October 1, 2019, base salary was $425,000. Effective October 2, 2019, base salary was increased to $500,000.
(5)	Dr. Attar joined the Company as Senior Vice President and Chief Medical Officer, effective April 1, 2019.
(6)	From April 1, 2019 through October 1, 2019, base salary was $375,000. Effective October 2, 2019, base salary was increased to $425,000.
(7)	Mr. Coiante joined the Company as Senior Vice President and Chief Financial Officer, effective August 5, 2019.

Non-Equity Incentive Plan Compensation

Each of our named executive officers are eligible to receive an annual performance cash bonus based on the achievement of pre-established corporate and individual objectives as determined by our Board and our

Compensation Committee, in consultation with the Compensation Committee’s independent compensation consultant (Willis Towers Watson) and upon review of the recommendations of our CEO for our other named executive officers.  For 2019, the corporate performance goals related to completion of certain clinical development program goals, completion of certain research goals related to non-clinical development programs and, completion of certain corporate business goals, including our initial public offering (IPO).  At the beginning of the performance year, each officer is assigned a target bonus expressed as a percentage of his base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board or Compensation Committee, based on the achievement of the pre-established corporate and individual objectives. The target bonus amounts in 2019 for Mr. Schade, Dr. Attar and Mr. Coiante were 50%, 35% and 30%, respectively.

In determining the amount of the annual cash bonuses, our Compensation Committee determines the level of achievement of the corporate goals and individual goals for each year. In determining the level of achievement for our other named executive officers, our Compensation Committee reviews and considers the recommendations of our CEO. These achievement levels are used to determine each named executive officer’s bonus.

Actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table above. To the extent that our Board or Compensation Committee determined that our named executive officers exceeded their respective corporate and individual performance goals, such amounts awarded in excess of the target bonus amounts are reflected in the “Bonus” column of the 2019 Summary Compensation Table above.

Equity Compensation

We award equity compensation to our named executive officers based on their performance in the form of time- vesting stock options. We determine equity awards after considering Company and individual performance and information and recommendations provided by Willis Towers Watson, the Compensation Committee’s independent compensation consultant. With respect to our named executive officers other than our CEO, we also consider the input of our CEO when determining grant levels. In determining the grant levels, the Compensation Committee considers Company and individual performance, the recommendations received from the Compensation Committee’s compensation consultant and the CEO and reference to other competitive market factors in our industry. New hire equity awards for Dr. Attar and Mr. Coiante were determined after considering comparable private company data for the respective positions.

Our stock option awards typically vest over a four-year period subject to the continued service of the employee through the applicable vesting date, with 25% of the stock options vesting on the first anniversary of the grant date and the remaining 75% of the stock options vesting ratably over the remaining 36 months. We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

In connection with our IPO, our board of directors granted stock option awards to certain employees of the Company, including each of the named executive officers. Accordingly, Mr. Schade, Dr. Attar and Mr. Coiante received stock

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option awards with respect to  306,085, 77,630 and 150,824 shares, respectively, and with an exercise price equal to the IPO price and which vest 25% on the one-year anniversary of the date of grant and monthly thereafter, subject to early vesting in the event of a change in control or certain terminations of employment. In addition, in connection with their hiring in 2019, Dr. Attar and Mr. Coiante received stock option awards with respect to 262,737 and 186,539 shares, respectively, with an exercise price equal to fair market value of a share on the date of grant and which vest 25% on the one-year anniversary of the date of grant and monthly thereafter, subject to accelerated vesting in full upon death, disability or a change in control of the Company and pro-rata vesting for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019

The following table summarizes the number of shares of common stock underlying outstanding option awards for each named executive officer as of December 31, 2019.  As of December 31, 2019, none of our named executive officers held any other outstanding equity awards with respect to the Company.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Christian S. Schade	04/20/2016	483,942	43,995 (2)	0.92	09/14/2026
	11/24/2017	83,568	76,882 (2)	1.01	11/24/2027
	2/28/2019	—	362,537 (2)	3.19	02/28/2029
	10/02/2019	—	306,085 (3)	15.00	10/01/2029

Eyal C. Attar, M.D.	03/25/2019	84,583	262,737 (2)	3.19	02/28/2029
	10/02/2019	—	77,630 (3)	15.00	10/01/2029

Scott M. Coiante	08/05/2019	24,375	186,539 (2)	10.95	8/5/2029
	10/02/2019	—	150,824 (3)	15.00	10/01/2029

(1)

Twenty-five percent of these options vested/will vest on the one-year anniversary of the grant date, with the remaining options vesting in equal monthly installments over the remaining 36 months, subject to the named executive officer’s continued service through the applicable vesting date.

(2)

These options are subject to accelerated vesting in the event the executive’s employment is terminated by us without “cause” or by him due to “good reason” within 12 months following a change in control.

(3)

These options are subject to accelerated vesting in full upon death, disability or a change in control of the Company and pro-rata vesting for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date.

EMPLOYMENT AGREEMENTS

We entered into employment agreements with each of Mr. Schade, Dr. Attar and Mr. Coiante at the time of our IPO.  These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and standard employee benefit plan participation.  The Compensation Committee determined the terms of the employment agreements after considering the input of Willis Towers Watson and the Company’s historical practices.  Except as noted below, these employment agreements provide for “at will” employment. The terms “cause,” “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement.

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Christian S. Schade

We entered into an employment agreement with Mr. Schade which became effective in October 2019 in connection with the closing of the IPO. Under the terms of the employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then‑current base salary for a period of 12 months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (ii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) 12 months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12‑month period following “change of control,” Mr. Schade is entitled to 18 months of continued base salary rather than 12 months.

In the event that we terminate Mr. Schade with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Mr. Schade is prohibited from disclosing our confidential information and is subject to non‑competition and non‑solicitation restrictive covenants for 12‑months post‑termination.

Eyal C. Attar, M.D.

We entered into an employment agreement with Dr. Attar in which became effective in October 2019 in connection with the closing of the IPO.  Under the terms of the employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then‑current base salary for a period of nine months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) nine months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12‑month period following “change of control,” Dr. Attar is entitled to a 12 months of continued base salary rather than nine months.

In the event that we terminate Dr. Attar with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Dr. Attar is prohibited from disclosing our confidential information and is subject to non‑competition and non‑solicitation restrictive covenants for 12‑months post‑termination.

Scott M. Coiante

We entered into an employment agreement with Mr. Coiante in which became effective in October 2019 in connection with the closing of the IPO.  Under the terms of the employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then‑current base salary for a period of 9 months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) nine months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12‑month period following “change of control” Mr. Coiante is entitled to 12 months of continued base salary rather than nine months.

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In the event that we terminate Mr. Coiante with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Mr. Coiante is prohibited from disclosing our confidential information and is subject to non‑competition and non‑solicitation restrictive covenants for 12‑months post‑termination.

EQUITY AWARDS

The option award agreements provide for accelerated vesting in the event of certain qualifying termination events.  For option awards granted prior to the IPO, unvested options will accelerate in the event the executive’s employment is terminated by us without “cause” or by him due to “good reason” within 12 months following a change in control.  Option awards granted at the time of the IPO will accelerate in full upon death, disability or a change in control of the Company and will accelerate on a pro-rata basis for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date.  In the case of a change in control, the IPO options will be cashed out based on the difference between the fair market value in the change in control and the exercise price.

RETIREMENT PLANS

During 2019, none of our named executive officers participated in a Company sponsored pension or retirement plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	3,499,934 (1)	$5.49	1,425,494 (2)

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,499,934	$5.49	1,425,494

(1)	Represents shares issuable pursuant to outstanding stock options under our 2019 Stock Incentive Plan.
(2)	Includes 250,000 shares available for issuance under our 2019 Employee Stock Purchase Plan (“ESPP”).

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2018, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which our directors, executive officers or beneficial holders of more than 5% of any class of our voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

Series C preferred stock financing

In November 2018, Aprea Therapeutics AB (“Aprea AB”), certain stockholders of the Company and a number of investors entered into a Series C investment agreement for the issue of 4,712,698 Series C preferred shares in Aprea AB at a price per share of $12.08, for an aggregate purchase price of $56.7 million. In February 2019, Aprea AB, certain stockholders of the Company and a number of investors entered into an additional Series C investment agreement for the issue of 467,179 Series C preferred shares in Aprea AB at a price per share of $12.10, for an aggregate purchase price of $5.6 million. These Series C preferred shares in Aprea AB were contributed and exchanged for shares of Series C preferred stock in the Company in connection with the Holdco Reorganization (as defined below). The following table sets forth the number of shares of our Series C preferred stock owned by our directors, executive officers and ≥5% stockholders, and their affiliates, and the aggregate purchase price paid for those shares, in each case, after giving effect to the Holdco Reorganization.

Stockholder	Shares of Series C preferred stock purchased	Aggregate purchase price
5AM Ventures	512,994	$6,164,954
HealthCap	427,496	$5,147,150
KDev Group	430,467	$5,180,090
Redmile Group (1)	1,868,718	$22,472,429
Sectoral Asset Management	467,179	$5,614,984
Versant	512,995	$6,197,369

(1)	Includes 1,454,926 shares held by Redmile Biopharma Investments I, L.P. and 413,792 shares held by RAF L.P.

On September 20, 2019, we consummated the “Holdco Reorganization,” pursuant to which all of the issued and outstanding stock and options of Aprea AB, a corporation domiciled in Sweden, were exchanged for common stock, preferred stock or options, as applicable, of the Company. As a result of this corporate reorganization, Aprea AB became a wholly owned subsidiary of the Company.

Participation in initial public offering

Some of our existing investors and their affiliated entities purchased an aggregate of 2,783,333 shares of our common stock in our initial public offering at the initial public offering price. The participants in our initial public offering

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included the following holders of more than 5% of our capital stock or entities affiliated with them. The following table presents the number of shares issued to these related parties at the initial public offering price of $15.00 per share:

Stockholder (1)	Shares of common stock purchased	Aggregate purchase price
5AM Ventures	333,333	$4,999,995
HealthCap	266,667	$4,000,005
Janus Henderson Group	1,200,000	$18,000,000
Redmile Group	400,000	$6,000,000
Sectoral Asset Management	250,000	$3,750,000
Versant	333,333	$4,999,995

(1)	Additional details regarding these stockholders and their equity holdings is provided in “Security Ownership of Certain Beneficial Owners and Management.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2020 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 21,054,842 shares of our common stock outstanding as of April 27, 2020, the Record Date. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of April 27, 2020 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage

5% or Greater Stockholders
Versant V Luxco S.a.r.l. (1)	2,852,655	13.5%
5AM Ventures IV, L.P. (2)	2,852,653	13.5%
HealthCap VII, L.P. (3)	2,366,104	11.2%
Redmile Group, LLC (4)	2,268,718	10.8%
KDev Investments AB (5)	2,234,289	10.6%
FRM, LLC (6)	2,142,428	10.2%
Janus Henderson Group plc (7)	1,810,859	8.6%
Sectoral Asset Management Inc. (8)	1,470,339	7.0%
Named Executive Officers and Directors
Christian S. Schade (9)	756,013	3.5%
Eyal C. Attar, M.D. (10)	82,505	*
Scott M. Coiante (11)	2,500	*
Guido Magni, M.D., Ph.D. (1) (12)	2,859,155	13.6%
Scott M. Rocklage, Ph.D. (2)	2,852,653	13.5%
Johan Christenson, M.D., Ph. D. (3)	2,366,104	11.2%
Jonathan Hepple, Ph.D. (5)	1,992,591	9.5%
Bernd R. Seizinger, M.D., Ph.D. (13)	263,970	1.3%
John B. Henneman III (14)	5,000	*
All executive officers and directors as a group (9 persons) (15)	11,422,190	52.2%

*Less than 1%

(1)

Share ownership information is based on a Schedule 13G filed by Versant V Luxco S.a.r.l. and affiliates on October 17, 2019 reporting ownership as of October 7, 2019. Such Schedule 13G reported that (i) each of Versant V Luxco S.a.r.l., Versant Ventures V, LLC, Versant Ventures V GP-GP (Canada), Inc., Versant Ventures V (Canada), L.P., Versant Venture Capital V (Canada) LP, Versant Affiliates Fund V, L.P., Versant Ophthalmic Affiliates Fund I, L.P. and Versant Venture Capital V, L.P. holds shared voting and dispositive power over 2,519,323 shares, and (ii) each of Versant Vantage I GP-GP, LLC, Versant Vantage I GP, L.P. and Versant Vantage I, L.P. hold shared voting and dispositive power over 333,333 shares (such entities collectively, the “Versant Entities”). Guido Magni, a partner of Versant Venture Management, LLC, does not share voting and investment

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power over the shares held of record by any of the Versant Entities. Dr. Magni disclaims beneficial ownership of all shares held by the Versant Entities except to the extent of his pecuniary interest therein. Dr. Magni is a member of our Board. The address for the Versant Entities is c/o Versant Ventures, One Sansome Street, Suite 3630, San Francisco, CA 94104.

(2)

Share ownership information is based on a Schedule 13D filed by 5AM Ventures IV, L.P. and affiliates on October 17, 2019 reporting ownership as of October 7, 2019. Such Schedule 13D reported that (i) 5AM Ventures IV, L.P. holds shared voting and dispositive power over 2,418,548 shares, (ii) 5AM Co-Investors IV, L.P. holds shared voting and dispositive shares over 100,772 shares, (iii) each of 5AM Partners IV, LLC, Dr. John D. Diekman and Dr. Scott M. Rocklage holds shared voting and dispositive power over 2,519,320 shares, (iv) each of 5AM Opportunities I, L.P. and 5AM Opportunities I (GP), LLC holds shared voting and dispositive power over 333,333 shares and (v) Andrew J. Schwab holds shared voting and dispositive power over 2,852,653 shares. Dr. Rocklage, a Managing Member of 5AM Partners IV, LLC, the General Partner of 5AM Ventures IV, L.P. and 5AM Co‑Investors IV, L.P., may be deemed to share voting and investment power over the shares held of record by 5AM Ventures IV, L.P. and 5AM Co‑Investors IV, L.P. Dr. Rocklage is a member of our Board. The address for each of the filers named above is c/o 5AM Ventures IV, L.P., 501 2nd Street, Suite 350, San Francisco, CA 94107.

(3)

Share ownership information is based on a Schedule 13D filed by HealthCap VII, L.P. and affiliates on October 17, 2019 reporting ownership as of October 7, 2019. Such Schedule 13D reported that each of HealthCap VII, L.P. and HealthCap VII GP S.A. (the “HealthCap Entities”) holds shared voting and dispositive power over 2,366,104 shares. Johan Christenson, a partner of HealthCap VII Advisor AB and an advisor to HealthCap VII L.P., does not share voting and investment power over the shares held by any of the HealthCap Entities. Dr. Christenson disclaims beneficial ownership of all shares held by the HealthCap Entities except to the extent of his pecuniary interest therein. Dr. Christenson is a member of our Board. The address for the HealthCap Entities is 18 Avenue d’Ouchy, Lausanne, Switzerland CH‑1006.

(4)

Share ownership information is based on a Schedule 13G filed by Redmile Group, LLC and affiliates on October 9, 2019 reporting ownership as of October 7, 2019. Such Schedule 13G reported that each of Redmile Group, LLC and Jeremy C. Green holds shared voting and dispositive power over 2,268,718 shares, and Redmile Biopharma Investments I, L.P. (the “Redmile Funds”) holds shared voting and dispositive power over 1,454,926 shares. Redmile Group, LLC is the investment manager to the Redmile Funds and, in such capacity, exercises shared voting and dispositive power over the securities held by the Redmile Funds and may be deemed to beneficially own such securities. Mr. Green serves as the principal of Redmile Group, LLC and, in such capacity, shares voting and dispositive power over the securities held by the Redmile Funds and may be deemed to beneficially own such securities. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of shares held by the Redmile Funds except to the extent of its or his pecuniary interest therein. The address for each of the filers named above is One Letterman Drive, Building D, Suite D3‑300, San Francisco, CA 94129.

(5)

Share ownership information is based on a Schedule 13G filed by KDev Investments AB and affiliates on April 15, 2020 reporting ownership as of April 13, 2020. Such Schedule 13G reported that each of KDev Investments AB, Karolinska Development AB and KCIF Co-Investment Fund KB (the “KDev Group Entities”) holds shared voting and dispositive power over 2,234,289 shares. Jonathan Hepple, the co‑founder and director of Rosetta Capital Limited, the investment manager of certain private investment vehicles that own shares of KDev Investments, does not share voting and investment power over the shares held by any of the KDev Group Entities. Dr. Hepple disclaims beneficial ownership of all shares held by the KDev Group Entities except to the extent of his pecuniary interest therein. Dr. Hepple is a member of our Board. The address for the KDev Group Entities is c/o KDev Group, Tomtebodavägen 23A, 171 65 Solna, Sweden.

(6)

Share ownership information is based on a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson on February 7, 2020 reporting ownership as of December 31, 2019. Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. FMR reported sole voting power with respect to 253 shares and sole dispositive power with respect to 2,142,428 of these shares. Ms. Johnson has indicated that she also has sole dispositive power with respect to these 2,142,428 shares. The address for FMR and Mr. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

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(7)

Share ownership information is based on a Schedule 13G filed by Janus Henderson Group plc on February 14, 2020, reporting shared voting and dispositive power over 1,810,859 shares as of December 31, 2019. The address for Janus Henderson Group plc is 201 Bishopsgate EC2M 3AE, United Kingdom.

(8)

Share ownership information is based on a Schedule 13G filed by Sectoral Asset Management Inc. and certain affiliates on February 13, 2020, reporting ownership as of December 31, 2019. Such Schedule 13G reported that each of New Emerging Medical Opportunities Fund III L.P., Sectoral GP III, L.P., Sectoral Asset Management Inc., Jérôme G. Pfund and Michael L. Sjöström holds sole voting and dispositive power over 1,470,339 shares. The address for each of the filers named above is 1610‑1010 Sherbrooke St. West, Montreal QC, H3A 2R7 Canada.

(9)

Consists of (i) 160 shares of common stock held by Mr. Schade, (ii) 5,000 shares of common stock held by Mr. Schade’s spouse, (iii) 6,000 shares of common stock held by Mr. Schade’s adult children, and (iv) 744,853 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 27, 2020. Mr. Schade disclaims beneficial ownership of the shares held by his adult children.

(10)

Consists of (i) 400 shares of common stock held by Dr. Attar’s adult children, and (ii) 82,015 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 27, 2020. Dr. Attar disclaims beneficial ownership of the shares held by his adult children.

(11)	Consists of 2,500 shares of common stock.
(12)	Consists of 6,500 shares of common stock.
(13)	Consists of 263,970 shares of common stock.
(14)	Consists of 5,000 shares of common stock.
(15)	Consists of shares and stock options described in the applicable notes above.

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OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS OR NOMINATIONS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2021 Annual Meeting of Stockholders, proposals submitted by stockholders pursuant to Rule 14a‑8 under the Exchange Act must be received by us no later than December 30,  2020 and also must otherwise comply with the requirements set forth in Rule 14a‑8.

Alternatively, stockholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws.  Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting.  Accordingly, for our 2021 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 26, 2021 and no later than the close of business on March 28, 2021.  The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, including the consolidated financial statements, has been filed with the SEC and provides additional information about the Company. It is available on our corporate website at www.aprea.com and you may request a paper copy  (excluding exhibits) without charge upon written request to Chief Financial Officer, Aprea Therapeutics, Inc., 535 Boylston Street, Boston, MA 02116. In addition, our 2019 Annual Report on Form 10‑K is available to registered holders of our common stock at www.envisionreports.com/APRE and beneficial owners of our common stock at www.edocumentview.com/APRE.

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000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/APRE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/APRE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposal 2. 1. Election of Directors: 02 - Jonathan Hepple, Ph.D. For Withhold For Withhold 01 - Bernd R. Seizinger, M.D., Ph.D. For Against Abstain 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020 B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 2 1 B V J N T 4 6 1 8 7 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 039B9C

The 2020 Annual Meeting of Stockholders of Aprea Therapeutics, Inc. will be held on Friday, June 26, 2020, 9:00 A.M. Eastern Time, virtually via the internet at www.meetingcenter.io/233593541. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — APRE2020  Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/APRE Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/APRE IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — APREA THERAPEUTICS, INC. Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 26, 2020 Christian S. Schade and Scott M. Coiante, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Aprea Therapeutics, Inc. to be held on June 26, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the Director Nominees and FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.